EXHIBIT 10-2

EXECUTION COPY

TRUST AGREEMENT

(MANSFIELD 2007 TRUST A)

Dated as of June 26, 2007

between

HILLBROOK CORP.,

as Owner Participant

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Owner Trustee

i

ii

TRUST AGREEMENT

                                This TRUST AGREEMENT (MANSFIELD 2007 TRUST A) dated as of June 26, 2007 (as such may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof and, where applicable, the other Operative Documents, this “Trust Agreement” or “Agreement”), between HILLBROOK CORP., a Delaware corporation (together with any successors or permitted assigns thereof, the “Owner Participant”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (in its individual capacity, the “Trust Company”, and otherwise not in its individual capacity but solely as owner trustee hereunder acting on behalf of the Trust, together with any successors or permitted assigns thereof, the “Owner Trustee”).

                                In consideration of the mutual terms, conditions and covenants contained herein, the parties hereto agree as follows:

W I T N E S S E T H:

ARTICLE I

DEFINITIONS AND TERMS

                                Section 1.01.          Certain Definitions.  Unless the context shall otherwise require and except as contained in this Section 1.01 or as otherwise defined herein, the capitalized terms used herein shall have the respective meanings assigned thereto in Appendix A to the Participation Agreement (as hereinafter defined) for all purposes hereof. All definitions contained or referred to in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

                                “Certificate of Trust” means the certificate of trust for the Trust, filed or to be filed in the office of the Secretary of State of the State of Delaware pursuant to the Statutory Trust Act.

                                “Participation Agreement” means the Participation Agreement, dated as of June 26, 2007, among FirstEnergy Generation Corp., FirstEnergy Solutions Corp., the Trust, the Trust Company, the Owner Participant, the Indenture Trustee and the Pass Through Trustee.

                                “Statutory Trust Act” means the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq., as amended from time to time.

                                “Trust Estate” means the sum of one Dollar (receipt of which from the Owner Participant is hereby acknowledged by the Trust) and all estate, right, title and interest of the Trust in, to and under (i) the Site Lease, the Site Sublease, the Facility Lease and the other Operative Documents to which the Trust is a party (except amounts owing to the Owner Participant or the Trust Company) and (ii) the Undivided Interest (or any part thereof).

                                “Trust” means the Delaware statutory trust created hereunder pursuant to the Statutory Trust Act and governed by this Trust Agreement.

ARTICLE II

AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
DECLARATION OF TRUST

                                Section 2.01.          Authority to Execute Participation Agreement.  Subject to Section 3.02, the Owner Participant hereby authorizes and directs the Owner Trustee, and the Owner Trustee shall, and is hereby empowered to, create a trust (the “Trust”) pursuant to the terms hereof and, upon the direction of the Owner Participant on behalf of the Trust, to execute and deliver on or in respect of the Closing Date the Participation Agreement and the other Operative Documents to which it is a party in the form that is delivered by the Owner Participant to the Trust for execution and delivery.

                                Section 2.02.          Declaration of Trust by Owner Trustee, Etc.  This Agreement is intended by the Owner Participant to create, and the Trust created hereby is intended by the Owner Participant and the other parties interested herein to constitute, for purposes of the laws of the State of Delaware, a Delaware statutory trust under the Statutory Trust Act. This Agreement constitutes the sole governing instrument of such Trust. Notwithstanding anything set forth herein to the contrary, it is the intention of the parties hereto and the other parties interested herein that the Trust constitute a grantor trust within the meaning of Section 671 through 679 of the Internal Revenue Code and not a corporation, or association treated as a corporation or partnership, and each of the Owner Trustee and the Owner Participant shall act in accordance with this intention. The Owner Trustee hereby irrevocably declares that it holds and will hold all its right, title and interest in and to the Trust Estate upon the trusts and for the use and benefit of the Owner Participant subject to all the applicable terms and conditions of the Operative Documents and the lien and security interest created by the Indenture. The name of the Trust is “Mansfield 2007 Trust A.” Unless instructed otherwise by the Owner Participant, and at the sole expense of the Trust, the Owner Trustee will, and is hereby authorized, directed and empowered, and shall cause the Trust to:

(A) observe all procedures required by, and comply with the requirements and limitations of, the Certificate of Trust and this Agreement as the governing instrument in respect of the Trust;

(B) maintain the Trust’s existence in good standing under the Statutory Trust Act;

(C) act solely in the name of the Trust in the conduct of the Trust’s permitted activities;

(D) hold the Trust out to the public (including any creditors of the Trust) under the Lessor’s name as an entity separate and distinct from the Trust Company and the Owner Participant;

(E) conduct the business of the Trust solely in the name of the Trust and not so as to mislead others as to the separate identities of the Trust, the Trust Company and the Owner Participant and, without limiting the foregoing, make any written communications solely in the name of the Trust;

(F) maintain the Trust’s records and books of account correctly and separately from those of the Trust Company and the Owner Participant and not commingle the Trust Estate with the assets of the Trust Company, the Owner Participant or any controlling person of the Trust Company or the Owner Participant;

(G) maintain any financial statements of the Trust separate and distinct from those of the Trust Company and the Owner Participant and file any tax returns of the Trust separately from any tax returns of the Trust Company or the Owner Participant;

(H) disclose, in accordance with and to the extent required by generally accepted accounting principles, in any annual financial statements of the Trust (if such financial statements are prepared by the Owner Trustee), information in the possession of the Trust Company with respect to the effects of the transactions and activities contemplated by this Agreement to which the Trust is a party; and

(I) maintain the Certificate of Trust, this Agreement and any other governing instrument in respect of the Trust as official records of the Trust.

To the maximum extent permitted under the Statutory Trust Act, including Sections 3805(b) and 3808(b) thereof (a) the bankruptcy, insolvency or other similar incapacity of the Owner Participant shall not (i) operate to terminate this Agreement, (ii) entitle the Owner Participant’s legal representative to claim an accounting or to take any action in any court for the partition of the Trust Estate or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto; and (b) no creditor of the Owner Participant shall have the right to obtain possession of, or exercise legal or equitable remedies with respect to, the Trust Estate.

ARTICLE III

LEASE OF FACILITY;
ISSUANCE OF LOAN CERTIFICATES

                                Section 3.01.          Authorizations.  In addition to the authorization in Section 2.01 hereof, the Owner Participant hereby authorizes, empowers and directs that the Trust and the Owner Trustee, for the benefit of the Owner Participant will, on the Closing Date, subject to due compliance with the terms of Section 3.02 hereof:

(a) lease the Undivided Interest to the Lessee under the Facility Lease;

(b) execute and deliver the Participation Agreement, the Indenture, the Notes and each other Operative Document to which the Trust is to be a party in connection with the transactions consummated on such Closing Date;

(c) take such other action (including by way of incurring obligations to trade creditors or other service providers in the ordinary course of business or as otherwise contemplated by the Operative Documents) as may be required of the Trust hereunder or under the Participation Agreement, the Indenture, the Facility Lease, the Site Lease, the Site Sublease and any other Operative Document to effectuate the transactions then contemplated thereby; and

(d) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the written directions of the Owner Participant, as the Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby.

                                Section 3.02.          Conditions Precedent.  The rights and obligations of the Owner Trustee or the Trust to take the actions required by Section 2.01, Section 2.02 and Section 3.01 hereof shall be subject to the conditions set forth in the Participation Agreement with respect to the obligation of the Owner Participant to proceed to closing having been fulfilled to the satisfaction of, or waived by, the Owner Participant. The furnishing by the Owner Participant of the amounts required pursuant to Section 2(a)(i) of the Participation Agreement to the Trust (together with instructions to pay such amounts to the appropriate parties) shall constitute, without further action by the Owner Participant, conclusive evidence, between the Owner Participant and the Trust, of such fulfillment or waiver. Any documents signed, or other actions taken, by the Owner Trustee at or in connection with the Closing in the presence of or at the direction of Owner Participant’s counsel shall be conclusively deemed authorized and empowered by this Trust Agreement and by the Owner Participant.

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION
OF INCOME FROM THE TRUST ESTATE

                                Section 4.01.          Distribution of Payments.

(a) Payments to the Owner Participant. All rent payments received by the Owner Trustee on behalf of the Trust and all other payments of any kind included in the Trust Estate payable by or for the benefit of the Lessee to the Trust shall be payable directly to the Owner Participant (and if any of the same are received by the Owner Trustee, the Owner Trustee shall upon receipt pay over the same to the Owner Participant without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of Article III of the Indenture; provided, however, that any payments received by the Owner Trustee from the Lessee with respect to the Owner Trustee’s fees and disbursements shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

(b) Excluded Payments. Any Excluded Payments received by the Owner Trustee on behalf of the Trust other than amounts payable to the Trust shall be paid by the Owner Trustee, as directed by the Owner Participant, to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the

Tax Indemnity Agreement, the Facility Lease, the Site Lease, the Site Sublease or the other Operative Documents, and the Owner Trustee may request the Owner Participant to provide written instructions as to the distribution of such Excluded Payments. Absent receipt of such written instructions, and only upon the sole confirmation of the Owner Participant, any such amounts held by the Owner Trustee may be invested in Permitted Investments.

                                Section 4.02.          Method of Payments.  The Owner Trustee shall make distributions or cause distributions to be made to the Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds on the day received (or on the next succeeding Business Day if the funds to be distributed shall not have been received by the Owner Trustee by 2:00 P.M., New York time) the amount to be distributed to the account set forth on Schedule 1-C to the Participation Agreement or such other account or accounts of the Owner Participant as the Owner Participant may designate from time to time in writing to the Owner Trustee. In addition, the Trust will, if so requested by the Owner Participant in writing, pay any or all amounts payable to the Owner Participant pursuant to this Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by the Owner Participant with the Trust Company in immediately available funds, (ii) by payment at the Trust Office of the Trust, in immediately available funds, or (iii) by mailing an official bank check or checks in such amount or amounts payable to the Owner Participant at such address as the Owner Participant shall have designated in writing to the Trust.

                                Section 4.03.          Payments from Trust Estate Only.  All amounts payable by the Trust pursuant to this Trust Agreement shall be paid only from the income of and the proceeds from the Trust Estate and only to the extent that the Trust shall have received sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of this Article IV. The Owner Participant agrees that it will look solely to the income of and the proceeds from the Trust Estate to the extent available for distribution to it as herein provided and that the Trust Company shall not be personally liable to the Owner Participant for any amounts payable pursuant to this Trust Agreement and, except as expressly provided in this Trust Agreement, shall not be subject to any liability in its individual capacity under this Trust Agreement.

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

                                Section 5.01.          Notice of Certain Events.  If a Responsible Officer of the Owner Trustee shall have Actual Knowledge of a Lease Default, Lease Event of Default, Site Lease Event of Default, Site Sublessee Event of Default or Event of Loss (or an event which with the passage of time or the giving of notice or both would constitute an Event of Loss), the Owner Trustee shall give to the Owner Participant prompt telephonic or telecopy notice thereof followed by prompt confirmation thereof to the Owner Participant by overnight delivery service. Subject to the terms of Section 5.03 hereof, the Owner Trustee shall take or cause the Trust to take such action or shall refrain from taking such action, with respect to such Lease Default, Lease Event of Default, Site Lease Event of Default, Site Sublessee Event of Default, Event of Loss or other event or default as shall be directed in writing by the Owner Participant. The

Owner Participant shall not instruct or direct the Owner Trustee or Trust to take or refrain from taking any action contrary to the provisions of the Operative Documents. If the Owner Trustee shall not have received instructions as above provided within 20 days after providing the confirmation described above to the Owner Participant, the Owner Trustee, may, until otherwise instructed in accordance with this Article V, but shall be under no duty to, take or refrain from taking such action with respect to such Event of Default or other event or default of which the notice has been given and confirmation provided, not contrary to the provisions of the Indenture and the other Operative Documents, as it shall deem advisable in the best interests of the Owner Participant. For all purposes of this Trust Agreement, the Facility Lease and the other Operative Documents, in the absence of Actual Knowledge by a Responsible Officer of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of any Lease Default, Lease Event of Default, Site Lease Event of Default, Site Sublessee Event of Default or Event of Loss or other event referred to in this Section 5.01 unless notified in writing by the Indenture Trustee (so long as the Indenture has not been terminated pursuant to the terms thereof), the Owner Participant or the Lessee.

                                Section 5.02.          Action Upon Instructions.  Subject to the terms of Section 5.01 and Section 5.03, 5.04 and Section 10.01 hereof, upon the written instructions at any time and from time to time of the Owner Participant, the Owner Trustee will take or refrain from taking such of the following actions, not contrary to the provisions of the Operative Documents, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Trust is a party or in respect of all or any part of the Trust Estate, or take such other action, as shall be specified in such instructions; (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (iii) approve as satisfactory to the Trust all matters required by the terms of the Facility Lease or the other Operative Documents to be satisfactory to the Trust, it being understood that, without written instructions of the Owner Participant, the Owner Trustee shall not approve any such matter as satisfactory to the Trust; (iv) after the expiration or earlier termination of the Facility Lease, convey all of the Trust’s right, title and interest in and to the Undivided Interest for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, sublease or otherwise dispose of, or from time to time take such other action with respect to, the Undivided Interest on such terms as shall be designated in such instructions; (v) execute and file any document relating to the property interests, the security interests and the assignments created by the Operative Documents; and (vi) terminate the Trust created hereby pursuant to the terms of this Trust Agreement. The Owner Participant represents and warrants that no instructions given by it hereunder shall be contrary to the provisions of the Operative Documents and the Owner Trustee shall be entitled to rely upon such instructions without verification of such compliance.

                                Section 5.03.          No Action Without Indemnification.  The Owner Trustee shall not be required to take any action under Section 5.02 hereof unless the Trust Company and other Owner Trustee Indemnitees shall have been indemnified by the Owner Participant or any other Person, in manner and form reasonably satisfactory to the Trust Company, against any liability, cost or expense (including reasonable counsel fees and disbursements but excluding any liability, cost or expense that results from (x) the failure of the Owner Trustee to use ordinary care to receive, hold and disburse funds, (y) the inaccuracy of any representation or warranty (or breach of any covenant) by the Trust Company with respect to any of the Operative Documents or (z) in all other cases the willful misconduct or gross negligence on the part of the Trust Company) which may be incurred in connection therewith. The Owner Trustee shall not be required to take any action under Section 5.02 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Trust is a party, or is otherwise contrary to Applicable Law; provided, that, the Owner Trustee shall give prompt notice that it has made such a determination (explaining the reasons therefor) to the Owner Participant.

                                Section 5.04.          No Duties Except as Specified in Trust Agreement or Instructions.  The Owner Trustee shall not have any duty, power or obligation to manage, control, use, sell, operate, store, insure, dispose of or create any Lien on or otherwise deal with the Undivided Interest or any other part of the Trust Estate, or otherwise to take or refrain from taking any action under, or in connection with, any of the Operative Documents to which the Trust is a party, except as expressly required by the terms hereof or of any of the Operative Documents to which the Trust is a party, or as expressly provided by the terms hereof or in an instruction from the Owner Participant received pursuant to the terms of Section 5.01, Section 5.02 or Section 6.08 hereof, and no implied powers, duties or obligations shall be read into this Trust Agreement against or in favor of the Owner Trustee or Trust Company. The Trust Company agrees that it will, and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 5.03 or Section 7.01 hereof), promptly take such action as may be necessary duly to discharge and satisfy in full all Lessor Liens (other than Owner Trustee Claims (as defined in Section 7.01 hereof) for which the Owner Participant is obligated to indemnify the Trust Company under Section 7.01 hereof) which it is required to discharge pursuant to Section 6.2 of the Participation Agreement and otherwise comply with the terms of said Section 6.2.

                                Section 5.05.          Satisfaction of Conditions Precedent.  Anything herein to the contrary notwithstanding, the Owner Participant authorizes, directs and empowers the Owner Trustee to cause the Trust to comply with the provisions of Section 2.02 and Section 3.01 hereof upon the satisfaction of all the applicable conditions precedent specified in Section 3.02 hereof.

ARTICLE VI

THE OWNER TRUSTEE

                                Section 6.01.          Acceptance of Trusts and Duties.  The Trust Company accepts the trusts hereby created and agrees to perform its duties hereunder, as Owner Trustee but only upon the terms hereof. The Trust Company also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. The Trust Company shall not be answerable or accountable under any circumstances in its individual capacity, except (a) for its own willful misconduct or gross negligence, (b) for performance of the terms of the last sentence of Section 5.04 hereof or any covenant of the Trust Company in any other Operative Document to the extent that it is a party thereto in its individual capacity, (c) for its failure to use ordinary care to receive, hold and disburse funds, (d) for liabilities that may result from the inaccuracy of any representation or warranty of the Trust Company (or from the failure by the Trust Company to perform any of its covenants) made in its individual capacity in Section 6.03 hereof or in Section 6 of the Participation Agreement and (e) for Taxes on, based on or measured by any fees, compensation or commissions payable to the Trust Company in connection with the transactions contemplated by the Operative Documents.

                                Section 6.02.          Absence of Certain Duties.  Except in accordance with instructions furnished pursuant to Section 5.01, Section 5.02 or Section 6.08 hereof and except as provided in, and without limiting the generality of, Section 5.03 or Section 5.04 hereof and Section 2.02, Section 3.01 and Section 8.01(b) hereof, neither the Owner Trustee nor the Trust Company shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or of any financing statement or continuation statement or to see to the maintenance of any such recording or filing or any filing of reports with any Governmental Authority, (ii) to see to any insurance on the Undivided Interest or any portion thereof or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to forward to the Owner Participant copies of all reports and other written information which the Trust receives from the Lessee pursuant to the Operative Documents, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust Estate, or (iv) to inspect the Lessee’s books and records with respect to the Undivided Interest or any portion thereof at any time permitted pursuant to the Facility Lease or otherwise monitor the performance of the Lessee’s or any other Person’s obligations under the Operative Documents. Notwithstanding the foregoing, the Owner Trustee will furnish to the Owner Participant, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Site Lease, the Site Sublease, the Facility Lease or any other Operative Document unless the same has already been furnished to the Owner Participant.

                                Section 6.03.          No Representations or Warranties as to Certain Matters.  NEITHER THE OWNER TRUSTEE NOR THE TRUST COMPANY MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE FACILITY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE FACILITY (OR ANY PART THEREOF) WHATSOEVER, except that the Trust Company warrants that the Undivided Interest shall be free of Lessor Liens attributable to the Trust Company (other than Owner Trustee Claims for which the Owner Participant is obligated to indemnify the Trust Company under Section 7.01 hereof) on the Closing Date, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which the Trust is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein by such party as a representation by the Trust Company or by the Owner Trustee, as the case may be, and except that the Trust Company hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Owner Participant of this Trust Agreement) the Operative Documents to which it or the Trust is a party have been (or at the time of execution and delivery of any such instrument by it or the Trust hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of the Trust Company or the Owner Trustee, as the case may be.

                                Section 6.04.          No Segregation of Monies Required; No Interest.  Except as expressly provided in the Operative Documents, monies received by the Trust or the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Trust or the Owner Trustee shall not be liable for any interest thereon.

                                Section 6.05.          Reliance Upon Certificates, Counsel and Agents.  Neither the Trust Company nor the Owner Trustee shall incur any liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participant, the Lessee or any Person mentioned herein or in any of the Operative Documents to which the Trust is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be a Responsible Officer and in the name of the Owner Participant, the Lessee or any Person, as the case may be. The Trust Company or the Owner Trustee may accept in good faith a certified copy of a resolution of the board of directors or executive committee, as the case may be, of any corporate party (or in each case, the equivalent thereof), certified by the Secretary or an Assistant Secretary (or an equivalent official) of such corporate party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board or committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trust Company or the Owner Trustee may for all purposes hereof rely on an Officer’s Certificate of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trust Company and the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trust hereunder, the Trust Company and the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and employed by it. Neither the Trust Company nor the Owner Trustee shall be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such agent, counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such agent, counsel, accountant or other skilled person appointed by it with due care hereunder, but shall be liable for its failure to act in good faith in the appointment of agents, counsel, accountants or other skilled persons.

                                Section 6.06.          Not Acting in Individual Capacity.  In accepting the trust created hereby, the Trust Company acts in its individual capacity, but in executing such trust, including, without limitation, acting as Owner Trustee or otherwise acting on behalf of the Trust, the Trust Company acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein or in the other Operative Documents to which the Trust Company is a party; and, except as may be otherwise expressly provided in this Trust Agreement, the Site Lease, the Site Sublease, the Facility Lease, the Participation Agreement, the Indenture and any other Operative Document, all Persons having any claim against the Trust or the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof except to the extent the Trust Company, the Trust or the Owner Trustee shall have expressly agreed otherwise herein or in any other Operative Document.

                                Section 6.07.          Fees; Compensation.  To the extent not theretofore paid by the Lessee or another Person pursuant to the Operative Documents, the Trust Company shall be entitled, upon thirty days’ notice, to receive from the Owner Participant as compensation such fees as are set forth in a separate fee agreement with the Lessee together with reimbursement within one month of its request for all reasonable expenses incurred or made by it in accordance with any of the provisions of this Trust Agreement or any other Operative Document (including the reasonable compensation and the expenses of its counsel, accountants or other skilled persons and of all other persons not regularly in its employ) or incurred pursuant to the taking of any action in consequence of any direction of the Owner Participant pursuant to the terms hereof. The Trust Company agrees to look first to the Lessee for payment or reimbursement of such amount pursuant to the Operative Documents but shall not be required to exhaust its remedies thereunder before looking to the Owner Participant for the payment of any amount owing to the Trust Company.

                                Section 6.08.          Books, Records and Tax Returns.  The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Trustee shall be responsible for causing to be prepared, at the request and expense of the Owner Participant, all income tax returns required to be filed with respect to the Trust created hereby and, at the request of the Owner Participant, shall execute and file such returns; provided that the Owner Trustee shall send a copy of any such completed return to the Owner Participant not less than fifteen days prior to the date such return is due or filed. The Owner Participant, upon request, will furnish the Owner Trustee with all such information as may be reasonably required from the Owner Participant in connection with the preparation of such income tax returns. The Owner Trustee shall, at the request of the Owner Participant, apply for a tax identification number on behalf of and for the benefit of the Trust. The Owner Trustee shall keep copies of all returns delivered to it or filed by it and shall promptly forward to the Owner Participant any communications with respect to Taxes pertaining to the Trust Estate that are received. The Trust Company shall not be personally liable for any Taxes due and payable in connection with this Trust Agreement or any of the other Operative Documents except for any such Tax on, based on or measured by any fees, compensation or commissions payable to the Trust Company in connection with the transactions contemplated by the Operative Documents.

                                Section 6.09.          Interpretation of Trust Agreement.  If the Owner Trustee is uncertain as to the application of any provision of this Trust Agreement, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or if this Trust Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action that the Owner Trustee or the Trust is required to take with respect to a particular set of facts, the Owner Trustee may seek instructions from the Owner Participant and shall not be liable to any Person to the extent that it acts in good faith in accordance with the instructions of the Owner Participant.

ARTICLE VII

INDEMNIFICATION OF THE TRUST COMPANY BY OWNER PARTICIPANT

                                Section 7.01.          Owner Participant to Indemnify the Trust Company.  The Owner Participant hereby agrees, subject to Section 7.02 hereof, to indemnify, protect, save and keep harmless the Trust Company and its successors, permitted assigns, directors, officers, employees, agents and servants (each, a “Owner Trustee Indemnitee“), from and against any and all liabilities, obligations, losses, damages, penalties, Taxes, claims, actions, suits, out-of-pocket costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses but excluding internal costs and expenses such as salaries and overhead) (collectively, ”Owner Trustee Claims“) of any kind and nature whatsoever imposed on, incurred by or asserted against such Owner Trustee Indemnitee in any way relating to or arising out of this Trust Agreement or any of the other Operative Documents, or in any way relating to or arising out of the use of the Undivided Interest or any portion thereof, or the ownership, delivery, lease, sublease, possession, use, operation, condition, sale, return or other disposition of the Undivided Interest or any portion thereof (including, without limitation, latent and other defects, whether or not discoverable, strict tort liability and any claim for patent, trademark or copyright infringement and any claim in any way relating to or arising out of any loss of or damage to any property or the environment or the death of or any injury to any Person), or in any case relating to or arising out of the administration of the Trust, the Trust Estate or the action or inaction of the Owner Trustee or the Trust Company, in its individual capacity hereunder. To secure the same, the Trust Company shall have a lien on the Trust Estate, which shall be prior to any interest therein of the Owner Participant, but subject to the rights and interests of the Indenture Trustee under the Indenture. To the fullest extent permitted by law, to the Owner Participant shall advance to each such Owner Trustee Indemnitee any expenses incurred by such Owner Trustee Indemnitee in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Owner Participant of an undertaking by the Owner Trustee Indemnitee to repay such amount if it shall be determined that such Owner Trustee Indemnitee is not entitled to be indemnified therefore under this Section.

                                Section 7.02.          Exclusions from Indemnity.  Notwithstanding Section 7.01 hereof, the Owner Participant shall not be required to indemnify any Owner Trustee Indemnitee in the case of any and all Owner Trustee Claims of any kind and nature whatsoever resulting from or arising out of or which would not have occurred but for or which is in the nature of one or more of the following:

(a) the willful misconduct or gross negligence on the part of the Trust Company in the performance or nonperformance of its duties hereunder or under any other Operative Document to which it is a party; or

(b) the breach or incorrectness of any representation or warranty of the Trust Company herein or of the Trust Company in any other Operative Document to which it is a party or from the failure of the Trust Company to perform or observe any agreement, covenant or condition hereunder or under any other Operative Document to which it is a party; or

(c) a breach by the Trust Company of its covenant in the last two sentences of Section 5.04 or in Section 6.01(b) hereof or any other covenant made by the Trust Company in its individual capacity; or

(d) the failure of the Trust Company to use ordinary care to receive, hold and disburse funds actually received by it in accordance with the terms of the Operative Documents; or

(e) any Tax on, based on or measured by any fees, compensation or commissions payable to the Trust Company in connection with the transactions contemplated by the Operative Documents; or

(f) any Claim that is excluded pursuant to Section 9.1(b), subsection (ii), (v), (vii) and (ix) of the Participation Agreement from the Lessee’s agreement to indemnify the Trust Company or the Owner Trustee under Section 9.1(a) of the Participation Agreement; or

(g) any acts or events that occur after the termination of this Trust Agreement;

provided, however, that none of the exclusions set forth in this Section 7.02 shall relieve the Owner Participant of its obligations to indemnify the Owner Trustee Indemnitees hereunder for any loss or claim attributable to any action or inaction taken by the any Owner Trustee Indemnitee in accordance with the direction of the Owner Participant or otherwise as required or permitted under this Trust Agreement.

                                Section 7.03.          No Indemnity to Trust Estate.  The indemnities contained in this Article VII extend to the Trust Company only in its individual capacity and shall not be construed as indemnities of the Trust Estate.

                                Section 7.04.          Subrogation; Claims Under Operative Documents.  The payor of any indemnity under this Article VII shall be subrogated to any right of the Person indemnified in respect of the matter as to which such indemnity was paid. The Trust Company agrees that, prior to asserting any of its rights to indemnification pursuant to Section 7.01, the Trust Company shall first demand its corresponding right to indemnification pursuant to Section 9 of the Participation Agreement or contained in any other Operative Document and shall have reasonably determined that its claims for indemnification thereunder will not be satisfied in full or in part within 30 days of request. Should the Trust Company receive any payment from the Lessee under the Participation Agreement or any refund, in whole or in part, with respect to any of the liabilities or obligations constituting a claim paid by the Owner Participant pursuant to the terms of this Trust Agreement or any other Operative Agreement, the Trust Company promptly shall pay to the Owner Participant the full amount of such refund (but not exceeding the amount of claim so paid by Owner Participant), together with any interest actually received as part of such refund with respect to such amount for the period between the date on which such indemnification or other payment was made and the date on which such refund was received.

                                Section 7.05.          Survival.  The indemnities contained in this Article VII shall survive the termination of this Trust Agreement.

ARTICLE VIII

SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

                                Section 8.01.          Resignation of Owner Trustee; Appointment of Successor.

(a) Resignation or Removal. The Owner Trustee may resign at any time without cause by giving at least thirty days’ prior notice to the Owner Participant, the Indenture Trustee and the Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 8.01(b) hereof. In addition, the Owner Participant may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, the Indenture Trustee and the Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 8.01(b) hereof. In the case of the resignation or removal of the Owner Trustee, the Owner Participant may, subject to Section 7.7 of the Participation Agreement, appoint a successor Owner Trustee by an instrument signed by the Owner Participant. If a successor Owner Trustee shall not have been appointed within 90 days after such notice of resignation or removal, the Owner Trustee, the Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided if such superseding Owner Trustee is appointed within one year of appointment of a Owner Trustee by such court.

(b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee, with a copy to the Owner Participant, the Lessee and the Indenture Trustee, an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein and in the other Operative Documents and the predecessor Owner Trustee shall be discharged of all further obligations as Owner Trustee hereunder and thereunder; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

(c) Qualifications. Any successor Owner Trustee, however appointed, shall (i) be a bank having trust powers or a trust company (A) incorporated in, or with the corporate trust office at which the Trust created by this Trust Agreement is administered within, the State of Delaware or (B) otherwise incorporated or have such corporate trust office in any jurisdiction within the United States, and (ii) have a tangible net worth of at least U.S. $150,000,000 as reflected in financial statements of its most recently concluded fiscal quarter, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms, provided, however, at all times there shall be at least one trustee of the Trust duly appointed hereunder that meets the requirements of Section 3807(a) of the Statutory Trust Act.

(d) Merger, etc. Any entity into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the entity trust business of the Owner Trustee may be transferred shall, in each case subject to Section 8.01(c) hereof, be the Owner Trustee hereunder without further act.

                                Section 8.02.          Co-Trustees and Separate Trustees.  If at any time (a) the Owner Participant or the Owner Trustee believes that it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located or to make any claim or bring any suit with respect to the Trust Estate or any Operative Document, (b) the Owner Participant or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participant or the Owner Trustee or (c) the Trust Company being advised by counsel that either its day-to-day operations may become subject to regulation by, or the Trust Company may become subject to taxation generally by (in relation to Taxes not indemnified by the Lessee), or the Trust Company may become generally subject to the jurisdiction of, any jurisdiction other than the State of Delaware, the Owner Trustee and the Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute one or more Persons either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an “Additional Trustee“) and to vest in such Additional Trustees, in such capacity, such title to the Trust Estate or any part thereof, and such rights and duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Participant. The Owner Trustee shall promptly furnish to the Lessee and the Indenture Trustee a copy of any instrument or agreement appointing an Additional Trustee. Prior to taking any action in any jurisdictions other than on the Closing Date, the Trust Company shall be entitled to obtain advice of counsel as to the likelihood of the circumstances described in subsection (c) above.

                                Every Additional Trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

(A) To the extent permitted by Applicable Law, all powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, receipt, investment, control and management of monies, the Undivided Interest or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

(B) All other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such Additional Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such Additional Trustee;

(C) No power given to any such Additional Trustee, or which it is provided hereby, may be exercised by any such Additional Trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

(D) No trustee or Additional Trustee hereunder shall be personally liable by reason of any action, inaction or omission of any other trustee or Additional Trustee hereunder;

(E) The Owner Participant and the Owner Trustee at any time, by an instrument in writing, may remove any such Additional Trustee, provided, that, in the event that the Owner Participant does not respond to the request of the Owner Trustee for the execution of an instrument removing an Additional Trustee within ten Business Days from the Owner Participant’s receipt of such request and such failure to respond is without cause, the Owner Trustee shall have the power to remove any such Additional Trustee without the concurrence of the Owner Participant; and the Owner Participant hereby appoints the Owner Trustee as its agent and attorney-in-fact for it in such contingency;

(F) Any Additional Trustee may at any time by an instrument in writing constitute the Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent which may be authorized by Applicable Law, to do all acts and things and exercise all discretion which it is authorized or permitted to do or exercise, for and in its behalf and its name; and

(F) In case any Additional Trustee shall die, become incapable of acting, resign, or be removed, the title to the Trust Estate and all rights and duties of such Additional Trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee if a successor to the Additional Trustee is not appointed in accordance with this Section.

ARTICLE IX

SUPPLEMENTS AND AMENDMENTS
TO TRUST AGREEMENT AND OTHER DOCUMENTS

                                Section 9.01.          Supplements and Amendments and Delivery Thereof.

(a) Supplements and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Trust Company and the Owner Participant. Subject to Section 9.02 hereof and to Section 6.3 of the Participation Agreement and pursuant to the written instructions of the Owner Participant, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Document to which the Owner Trustee is a party which it is requested to execute by the Owner Participant and which does not adversely affect any Owner Trustee Indemnitee.

(b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 9.01(a) hereof shall be delivered by the Owner Trustee to the Owner Participant, the Indenture Trustee and the Lessee.

                                Section 9.02.          Discretion as to Execution of Documents.  Prior to executing any document required to be executed by it pursuant to the terms of Section 9.01 hereof, the Trust Company shall be entitled to receive (at no expense to the Trust Company) an opinion of counsel reasonably acceptable to the Trust Company or its counsel to the effect that the execution of such document is authorized hereunder and that the conditions set forth in Section 9.01 have been satisfied. If in the reasonable opinion of the Trust Company or its counsel any such document adversely affects any right, duty, immunity or indemnity in favor of any Owner Trustee Indemnitee hereunder or under any other Operative Document, the Trust Company may in its discretion decline to execute such document; provided, however, that, the Trust Company shall give prompt written notice that it has made such a determination to the Owner Participant.

                                Section 9.03.          Absence of Requirements as to Form.  It shall not be necessary for any request furnished pursuant to Section 9.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

                                Section 9.04.          Distribution of Documents.  Promptly after the execution by the Trust Company of any document entered into pursuant to Section 9.01 hereof, the Trust Company shall deliver by overnight courier service a conformed copy thereof to the Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

                                Section 9.05.          No Request Needed as to Closing Date Documents.  No request pursuant to Section 9.01 hereof shall be required to enable the Owner Trustee to enter into any document provided in the Participation Agreement to be executed and delivered by the Owner Trustee on behalf of the Trust on the Closing Date.

ARTICLE X

MISCELLANEOUS

                                Section 10.01.        Termination.

(a) The Trust is of Perpetual Duration. This Agreement and the Trust created hereby are irrevocable and may not be revoked or withdrawn by the Owner Participant (and no part of the Trust Estate may be withdrawn by the Owner Participant except as provided herein), except with the prior written consent of the Lessee (so long as the Facility Lease shall not have been terminated in accordance with its terms and the Owner Trustee shall not be exercising remedies pursuant to Section 17 of the Facility Lease) and the Indenture Trustee (so long as the security interests granted pursuant to the Indenture shall not have been discharged in accordance with the terms thereof), but shall terminate and this Agreement (except the provisions hereof pursuant to which the Owner Participant agrees to pay the Trust Company’s compensation of, and to indemnify, any Owner Trustee Indemnitee) shall be of no further force and effect upon the sale or other final disposition by the Owner Trustee of all property constituting the Trust Estate, the payment or performance of all debts or obligations of the Trust, the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the

Trust Estate and the cancellation of the Certificate of Trust pursuant to Section 3810(d) of the Statutory Trust Act as provided herein.

(b) Termination at Option of the Owner Participant. Section 10.01(a) hereof notwithstanding, this Trust Agreement and the Trust created hereby shall terminate and the Trust Estate shall be distributed to the Owner Participant in accordance with the terms of Article IV, and this Trust Agreement shall be of no further force and effect, upon the election of the Owner Participant by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement of the Owner Participant or its designee assuming all the obligations of the Trust under or contemplated by the Operative Documents and all other obligations of the Owner Trustee incurred by it as trustee hereunder. Upon such termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled in accordance with the provisions of Section 3810(d) of the Statutory Trust Act. The written agreement of the Owner Participant or its designee required by this Section 10.01(b) shall be reasonably satisfactory in form and substance to the Owner Trustee and shall release the Owner Trustee and the Trust from all further obligations of the Owner Trustee and the Trust hereunder. Concurrently with termination of this Agreement and the Trust created hereby, the Owner Trustee and the Trust shall take such action as may be requested by the Owner Participant to transfer the Trust Estate to the Owner Participant or such other Person as the Owner Participant may direct, including, without limitation, the execution of instruments of transfer or assignment with respect to any of the Operative Documents to which the Trust is a party.

                                Section 10.02.        Owner Participant Has No Legal Title to Trust Estate.  The Owner Participant shall not have legal title to any part of the Trust Estate; provided, however, that the Owner Participant shall have the full beneficial interest in the Trust Estate. Except as otherwise provided in Section 10.01(b), no transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the Trust created hereby or entitle any successors or transferees of the Owner Participant to an accounting or to the transfer of legal title to any part of the Trust Estate.

                                Section 10.03.        Assignment, Sale, etc. of Trust Estate.  Any assignment, sale, transfer or other conveyance of the Trust Estate or the Undivided Interest or any part thereof by the Owner Trustee made pursuant to the terms hereof or of the Site Lease, the Site Sublease, the Facility Lease, the Participation Agreement or any other Operative Document shall bind the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Trust in and to any of the Trust Estate or the Undivided Interest or any part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Trust.

                                Section 10.04.        Trust Agreement for Benefit of Parties Only.  Nothing herein, whether expressed or implied, shall be construed to give any Person other than the Trust, the Owner Trustee, the Trust Company, each Owner Trustee Indemnitee and the Owner Participant any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate; and the Trust Estate shall be held for the sole and exclusive benefit of the Trust Company, the Trust, the Owner

Trustee, the Owner Trustee Indemnitees (being third party beneficiaries hereof) and the Owner Participant. The parties hereto agree that the Lessee and the Indenture Trustee are third party beneficiaries of this Section 10.04, Section 3.01, Section 5.01, Article VIII, Section 9.01 and Section 10.01 hereof and any other provision of this Agreement which would increase the obligations of the Lessee or the Indenture Trustee without the prior written consent of the affected party, but in no event shall the Lessee or the Indenture Trustee have any beneficial interest in the Trust Estate.

                                Section 10.05.        Notices.  All notices, directions, instructions, confirmations, consents and requests required or permitted by the terms hereof shall, unless otherwise specifically provided herein, be in writing and shall be given in the manner specified for notices in the Participation Agreement.

                                Section 10.06.        Severability.  Subject to Section 10.11 hereof, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                Section 10.07.        Waivers, etc.  No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article IX hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                                Section 10.08.        Counterparts.  This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                Section 10.09.        Binding Effect, etc.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participant and its successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Owner Participant shall bind its successors and assigns.

                                Section 10.10.        Headings; References.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                                Section 10.11.        Governing Law.  This Trust Agreement and all disputes arising out of or related hereto shall in all respects be governed by, and construed in accordance with, the internal laws of the State of Delaware, including all matters of construction, validity and performance.

                                Section 10.12.        Limitations on the Liability of the Owner Participant.  The Owner Participant shall not have any liability for the performance of this Trust Agreement except as expressly set forth herein.

                                Section 10.13.        Performance by the Owner Participant.  Any obligation of the Owner Trustee hereunder or under any Operative Document or other document contemplated herein may be performed by the Owner Participant and any such performance shall not be construed as revocation of the trust created hereby.

                                Section 10.14.        Further Assurances.  The Owner Participant and the Owner Trustee will each do, execute, acknowledge and deliver all and every such further acts, deeds, agreements, instruments, conveyances, transfers and assurances as may be necessary or appropriate in order to protect the right, title and interest of the Owner Participant or the Owner Trustee hereunder.

                                Section 10.15.        Transfer of Interests.  Subject to the terms and conditions set forth in Section 7.1 of the Participation Agreement, the Owner Participant may effect a transfer of its right, title and interest in and to this Trust Agreement and the Trust Estate.

                                IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

HILLBROOK CORP.

By: /s/ William C. Kolbert
Name: William C. Kolbert
Title: Executive Vice President, Chief

U.S. BANK TRUST NATIONAL ASSOCIATION

By: /s/ Mildred F. Smith
Name: Mildred F. Smith
Title: Vice President